JAMES  E.  SLAYTON,  CPA
3867  WEST  MARKET  STREET
SUITE  208
AKRON,  OHIO  44333


                                                    January  17,  2000
TO  WHOM  IT  MAY  CONCERN:

     The firm of James E. Slayton, Certified Public Accountant consents to the inclusion of my report of November 30, 1999, on the Financial Statements of Rubber Technology International, Inc., from December 1, 1997 through November 30, 1999, in any filings that are necessary now or in the future to be filed with the U. S. Securities and Exchange Commission.


PROFESSIONALLY,

/s/ James E. Slayton

James  E.  Slayton,  CPA
Ohio  License  ID  #04-1-15582